GREEN ENERGY ACQUISITION CORPORATION
191 Main Street
Annapolis, MD 21401
December 6, 2007

Synergics Energy Services, LLC
191 Main Street
Annapolis, MD 21401

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Green Energy Acquisition Corporation, a Delaware corporation (the “Company”), and continuing until the earlier of the consummation by the Company of a “business combination” or the Company’s liquidation (as described in the Company’s IPO prospectus) (the “Termination Date”), Synergics Energy Services, LLC shall make available to the Company certain office and secretarial services as may be required by the Company from time to time, situated at 191 Main Street, Annapolis, MD 21401. In exchange therefore, the Company shall pay Synergics Energy Services, LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Synergics Energy Services, LLC hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the trust account described in the Company’s IPO prospectus (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

Very truly yours,

GREEN ENERGY ACQUISITION CORPORATION

By:	/s/ Wayne L. Rogers
Name: Wayne L. Rogers Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

SYNERGICS ENERGY SERVICES, LLC

By:	/s/ Glen Peck
Name: Glen Peck Title: Chief Financial Officer